Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact:
	Investors:	Annette Arribas, CTP
724.514.1782
annette.arribas@ansys.com
	Media:	Fran Hensler
724.514.2967
fran.hensler@ansys.com

ANSYS, INC. REPORTS RECORD THIRD QUARTER REVENUE RESULTS
THAT DRIVE STRONG MARGINS AND EPS PERFORMANCE

Company Successfully Closes Apache Acquisition in Third Quarter

Company Increases 2011 Guidance and Provides Preliminary 2012 Outlook

Highlights
•	GAAP revenue of $172.9 and Non-GAAP revenue of $177.9 million
•	GAAP diluted earnings per share of $0.48 and Non-GAAP diluted earnings per share of $0.66
•	Operating cash flows of $66.3 million
•	GAAP operating profit margin of 37.8% and Non-GAAP operating profit margin of 50.6%

PITTSBURGH, PA., November 3, 2011 /PR NEWSWIRE/ — ANSYS, Inc. (NASDAQ: ANSS) today announced third quarter 2011 results with total non-GAAP revenue up 27% as compared to Q3 2010, while non-GAAP net income increased 31%.  Year-to-date non-GAAP revenue and net income increased 20% and 27%, respectively, compared to the first nine months of 2010.  Non-GAAP earnings per share increased 29% for the quarter and 25% for the first nine months of 2011.

Commenting on the Company’s third quarter 2011 performance, Jim Cashman, ANSYS president & CEO, stated, “The third quarter was another important milestone in our long history as we completed the acquisition of Apache Design Solutions. Our Q3 performance, which includes two months of Apache operations as part of the combined company, reflects our relevancy to customers, despite uncertainty that exists in today’s global economy. It is also reflective of our longstanding, demonstrated ability to successfully acquire and assimilate new companies into the ANSYS family. We have a strong balance sheet, strong cash flows, solid fundamentals and a disciplined team that continues to execute.   Our operating performance is a testimony to our belief that engineering simulation solutions remain a high priority for our expanding customer base.  The business pressures on our customers to deliver innovative, high-quality products to market, with fewer resources, have never been greater.  With the upcoming release of ANSYS® 14.0, our complete product portfolio is robust and we believe we are well-positioned to deliver long-term value to our customers and stockholders.”

ANSYS' third quarter and year-to-date 2011 financial results are presented below. The 2011 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the Apache acquisition. The 2010 non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets.

GAAP and non-GAAP results reflect:

•
Total GAAP revenue of $172.9 million in the third quarter of 2011 as compared to $139.8 million in the third quarter of 2010; total GAAP revenue of $493.2 million in the first nine months of 2011 as compared to $413.7 million in the first nine months of 2010; total non-GAAP revenue of $177.9 million in the third quarter of 2011 as compared to $139.8 million in the third quarter of 2010; total non-GAAP revenue of $498.2 million in the first nine months of 2011 as compared to $413.7 million in the first nine months of 2010;

Exhibit 99.1

•
A GAAP operating profit margin of 37.8% in the third quarter of 2011 as compared to 37.1% in the third quarter of 2010; a GAAP operating profit margin of 39.0% in the first nine months of 2011 as compared to 37.2% in the first nine months of 2010; a non-GAAP operating profit margin of 50.6% in the third quarter of 2011 as compared to 49.2% in the third quarter of 2010; a non-GAAP operating profit margin of 50.7% in the first nine months of 2011 as compared to 49.4% in the first nine months of 2010;

•
GAAP net income of $45.5 million in the third quarter of 2011 as compared to $36.1 million in the third quarter of 2010; GAAP net income of $133.2 million in the first nine months of 2011 as compared to $104.0 million in the first nine months of 2010; non-GAAP net income of $62.1 million in the third quarter of 2011 as compared to $47.4 million in the third quarter of 2010; non-GAAP net income of $174.1 million in the first nine months of 2011 as compared to $137.5 million in the first nine months of 2010;

•
GAAP diluted earnings per share of $0.48 in the third quarter of 2011 as compared to $0.39 in the third quarter of 2010; GAAP diluted earnings per share of $1.41 in the first nine months of 2011 as compared to $1.12 in the first nine months of 2010; non-GAAP diluted earnings per share of $0.66 in the third quarter of 2011 as compared to $0.51 in the third quarter of 2010; non-GAAP diluted earnings per share of $1.85 in the first nine months of 2011 as compared to $1.48 in the first nine months of 2010; and

•
Operating cash flows of $66.3 million in the third quarter of 2011 as compared to $72.3 million in the third quarter of 2010; operating cash flows of $230.0 million in the first nine months of 2011 as compared to operating cash flows of $192.1 million in the first nine months of 2010.

The Company's GAAP results reflect stock-based compensation charges of approximately $6.1 million ($4.8 million after tax) or $0.05 diluted earnings per share for the third quarter of 2011 and approximately $16.6 million ($12.8 million after tax) or $0.14 diluted earnings per share for the first nine months of 2011.  The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2011 and 2012 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and nine months ended September 30, 2011 and 2010, and for the 2011 and 2012 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2011 and Preliminary 2012 Financial Outlook
The Company is providing its 2011 revenue and earnings per share guidance below, as well as its preliminary outlook for 2012. The earnings per share guidance is provided on both a GAAP and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation,  the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related expenses.

Fourth Quarter 2011 Guidance
The Company currently expects the following for the quarter ending December 31, 2011:
•	GAAP Revenue in the range of $189.3 - $195.3 million
•	Non-GAAP Revenue in the range of $194 - $200 million
•	GAAP diluted earnings per share of $0.50 - $0.53
•	Non-GAAP diluted earnings per share of $0.69 - $0.71

Fiscal Year 2011 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2011:
•	GAAP Revenue in the range of $682.5 - $688.5 million
•	Non-GAAP Revenue in the range of $692 - $698 million
•	GAAP diluted earnings per share of $1.91 - $1.95
•	Non-GAAP diluted earnings per share of $2.54 - $2.56

Fiscal Year 2012 Preliminary Outlook
The Company currently expects the following for the fiscal year ending December 31, 2012:

•	GAAP Revenue in the range of $814.6 - $836.6 million
•	Non-GAAP Revenue in the range of $818 - $840 million
•	GAAP diluted earnings per share of $2.06 - $2.20
•	Non-GAAP diluted earnings per share of $2.80 - $2.90

Exhibit 99.1

These statements are forward-looking and actual results may differ materially.  Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information
ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 3, 2011 to discuss third quarter results. To participate in the live conference call, dial 877-317-6789 (US), 866-605-3852 (Canada) or 412-317-6789 (Int’l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int’l) and entering the pass code 10005517. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS:

Cash & short-term investments	$406,880	$472,934
Accounts receivable, net	65,084	76,604
Goodwill	1,229,872	1,035,083
Other intangibles, net	396,645	278,320
Other assets	249,424	263,935

Total assets	$2,347,905	$2,126,876

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$225,729	$199,805
Long-term debt (including current portion)	138,217	159,525
Other liabilities	290,942	237,617
Stockholders' equity	1,693,017	1,529,929

Total liabilities & stockholders' equity	$2,347,905	$2,126,876

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue:
Software licenses	$104,477	$82,643	$297,780	$245,973
Maintenance and service	68,458	57,200	195,460	167,690

Total revenue	172,935	139,843	493,240	413,663

Cost of sales:
Software licenses	4,220	2,555	10,144	7,474
Amortization	8,993	8,180	23,993	24,572
Maintenance and service	17,814	14,544	51,535	42,026
Total cost of sales	31,027	25,279	85,672	74,072

Gross profit	141,908	114,564	407,568	339,591

Operating expenses:
Selling, general and administrative	43,180	36,954	123,786	108,161
Research and development	28,899	21,696	78,779	65,673
Amortization	4,500	4,037	12,587	11,874
Total operating expenses	76,579	62,687	215,152	185,708

Operating income	65,329	51,877	192,416	153,883

Interest expense	(753)	(902)	(2,330)	(3,696)
Interest income	789	491	2,196	1,281
Other income (expense), net	78	(574)	(544)	(942)

Income before income tax provision	65,443	50,892	191,738	150,526

Income tax provision	19,897	14,762	58,520	46,534

Net income	$45,546	$36,130	$133,218	$103,992

Earnings per share – basic:
Basic earnings per share	$0.49	$0.40	$1.45	$1.15
Weighted average shares – basic	92,277	90,880	91,995	90,486

Earnings per share - diluted:
Diluted earnings per share	$0.48	$0.39	$1.41	$1.12
Weighted average shares – diluted	94,445	93,212	94,268	93,044

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2011				September 30, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$172,935	$4,925	(1)	$177,860	$139,843			$139,843

Operating income	65,329	$24,665	(2)	89,994	51,877	$16,960	(4)	68,837

Operating profit margin	37.8%			50.6%	37.1%			49.2%

Net income	$45,546	$16,557	(3)	$62,103	$36,130	$11,294	(5)	$47,424

Earnings per share - diluted:
Diluted earnings per share	$0.48			$0.66	$0.39			$0.51
Weighted average shares - diluted	94,445			94,445	93,212			93,212

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)
Amount represents $13.5 million of amortization expense associated with intangible assets acquired in business acquisitions, $6.1 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (1) above and $0.2 million of transaction expenses related to the Apache acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $8.1 million.

(4)	Amount represents $12.2 million of amortization expense associated with intangible assets acquired in business acquisitions and a $4.7 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $5.7 million.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
 (Unaudited)
(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2011				September 30, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results
Total revenue	$493,240	$4,925	(1)	$498,165	$413,663			$413,663

Operating income	192,416	$60,072	(2)	252,488	153,883	$50,320	(4)	204,203

Operating profit margin	39.0%			50.7%	37.2%			49.4%

Net income	$133,218	$40,917	(3)	$174,135	$103,992	$33,498	(5)	$137,490

Earnings per share - diluted:
Diluted earnings per share	$1.41			$1.85	$1.12			$1.48
Weighted average shares - diluted	94,268			94,268	93,044			93,044

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)
Amount represents $36.6 million of amortization expense associated with intangible assets acquired in business acquisitions, $16.6 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (1) above and $2.0 million of transaction expenses related to the Apache acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $19.2 million.

(4)	Amount represents $36.4 million of amortization expense associated with intangible assets acquired in business acquisitions and a $13.9 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $16.8 million.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2011

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.50 - $0.53
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03
Adjustment to exclude acquisition–related amortization	$0.10
Adjustment to exclude stock–based compensation	$0.05 - $0.06
Non-GAAP expectation	$0.69 - $0.71

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2011
Earnings Per Share Range – Diluted
U.S. GAAP expectation	$1.91 - $1.95
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.06 - $0.07
Adjustment to exclude acquisition–related amortization	$0.34 - $0.35
Adjustment to exclude acquisition-related transaction costs	$0.02
Adjustment to exclude stock–based compensation	$0.19
Non-GAAP expectation	$2.54 - $2.56

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2012
Earnings Per Share Range – Diluted
U.S. GAAP expectation	$2.06 - $2.20
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.02
Adjustment to exclude acquisition–related amortization	$0.42 - $0.44
Adjustment to exclude stock–based compensation	$0.26 - $0.28
Non-GAAP expectation	$2.80 - $2.90

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Exhibit 99.1

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives.  In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value.  Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Exhibit 99.1

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results.  In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable.  In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations.  The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense.  These expenses are generally not tax-deductible.  Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations.  The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure        Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs more than 2,000 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 60 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Exhibit 99.1

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2011 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, acquisition-related expenses and stock-based compensation expense); statements about management's views concerning the Company's prospects in the remainder of 2011 and for the fiscal year 2012; statements and projections relating to the impact of stock-based compensation; statements that the Company’s third quarter performance reflects its relevancy to customers; statements related to uncertainty that exists in today’s global economy; statements related to the Company’s longstanding, demonstrated ability to successfully acquire and assimilate new companies; statements related to the Company having a strong balance sheet, strong cash flows, solid fundamentals and a disciplined team that continues to execute; statements about the Company’s belief that engineering simulation solutions remain a high priority for the Company’s expanding customer base; statements that the business pressures on the Company’s customers to deliver innovative, high quality products to market, with fewer resources, have never been greater; statements regarding the upcoming release of ANSYS® 14.0; statements related to the robustness of the Company’s product portfolio; and statements related to the Company being well-positioned to deliver long-term value to its customers and stockholders are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that the businesses of ANSYS and Apache may not be combined successfully or that such combination may take longer or cost more to accomplish than expected, the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected, the risk that key personnel of Apache may not be retained by ANSYS, risks relating to ANSYS’ reliance on Apache’s financial statements, the risk of deterioration in the global economy, the risk that adverse conditions in the global economy will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of potential new products, including ANSYS® 14.0, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2010 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. or its subsidiaries’ brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

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